______________________________________________________________________________

______________________________________________________________________________
                                                                   EXHIBIT 10.19

                       PREFERRED STOCK PURCHASE AGREEMENT

                                  by and among

                                PARTMINER, INC.,

                      INTEGRAL CAPITAL PARTNERS IV, L.P.,

                INTEGRAL CAPITAL PARTNERS IV MS SIDE FUND, L.P.,

                          AGILE SOFTWARE CORPORATION,

         IMPACT VENTURE PARTNERS, L.P., OMI  PARTNERSHIP HOLDINGS LTD.,

                       GENERATION CAPITAL PARTNERS L.P.,

                   STATE BOARD OF ADMINISTRATION OF FLORIDA,

                 GENERATION PARALLEL MANAGEMENT PARTNERS L.P.,

                 BROADVIEW SLP, THE GOLDMAN SACHS GROUP, INC.,

                      CAHNERS INFORMATION HOLDINGS, INC.,

                 SEACOAST CAPITAL PARTNERS LIMITED PARTNERSHIP,

                            SEACOAST INVESTORS LLC,

                   BOSTON VENTURES LIMITED PARTNERSHIP V, and

                           VULCAN SECURITIES LIMITED

                              ____________________

                         Dated as of: February 16, 2000

                              ____________________


______________________________________________________________________________

______________________________________________________________________________

                               TABLE OF CONTENTS
                               -----------------

1. SALE AND PURCHASE OF THE PREFERRED SHARES...............................................  1

  1.1. Sale and Purchase...................................................................  1
  1.2. Purchase Price and Payment..........................................................  1
       (a) Purchase Price..................................................................  1
       (b) Payment of Purchase Price.......................................................  1
       (c) Restated Certificate of Incorporation...........................................  1

2. CLOSING.................................................................................  2

  2.1. Time and Place......................................................................  2

3. DELIVERY OF SHARE CERTIFICATES..........................................................  2

  3.1. Delivery of Share Certificates......................................................  2

4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS........................................  2

  4.1. Due Organization....................................................................  2
  4.2. Power and Authority.................................................................  2
  4.3. No Breach; Consents.................................................................  2
  4.4. Brokers.............................................................................  3
  4.5. Purchasers' Acknowledgment..........................................................  3
  4.6. Investment in Preferred Shares......................................................  3

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................................  3

  5.1. Authorization of Preferred Shares...................................................  3
  5.2. Due Organization and Qualification..................................................  3
  5.3. Capitalization; Options; Shareholder Rights.........................................  4
  5.4. Constituent Documents...............................................................  4
  5.5. Financial Statements................................................................  4
  5.6. Absence of Changes..................................................................  4
  5.7. Power and Authority.................................................................  5
  5.8. Tax Matters.........................................................................  5
  5.9. Compliance with Laws; Permits.......................................................  6
  5.10. No Breach; Consents; Payments......................................................  7
  5.11. Litigation; Claims.................................................................  7
  5.12. Employment Matters.................................................................  7
  5.13. Material Agreements................................................................  7
  5.14. Real Estate........................................................................  8
  5.15. Company Intangible Property........................................................  8
  5.16. Title to Properties and Assets.....................................................  9
  5.17. Employee Benefit Plans.............................................................  9
  5.18. Transactions with Related Parties.................................................. 10
  5.19. Environmental Matters.............................................................. 10
  5.20. Year 2000.......................................................................... 10
  5.21. Brokers............................................................................ 10

6. COVENANTS AND AGREEMENTS................................................................ 10

  6.1. Pre-Closing Covenants and Agreements................................................ 10
       (a) Ongoing Company Operations...................................................... 10
       (b) Investigation by the Purchasers................................................. 11
       (c) Further Assurances.............................................................. 11
       (d) Additional Disclosure........................................................... 11

       (e) Maintenance of Insurance........................................................ 11
       (f) Supplemental Disclosure......................................................... 11
       (g) Amended and Restated Stockholders Agreement..................................... 12
       (h) Amended and Restated Registration Rights Agreement.............................. 12
  6.2. Post-Closing Covenants and Agreements............................................... 13
       (a) Fees and Disbursements.......................................................... 13

7. CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO CLOSE; PURCHASER DELIVERIES.... 12

  7.1. No Legal Proceedings................................................................ 12
  7.2. Representations and Warranties...................................................... 12
  7.3. Purchase Price...................................................................... 12
  7.4. Related Agreements.................................................................. 13
  7.5. Consents............................................................................ 13

8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASERS TO CLOSE; COMPANY DELIVERIES.. 14

  8.1. No Legal Proceedings................................................................ 13
  8.2. Agreements and Covenants............................................................ 13
  8.3. Representations and Warranties...................................................... 13
  8.4. Officer's Certificate............................................................... 13
  8.5. Preferred Shares.................................................................... 13
  8.6. Opinion of the Company's Counsel.................................................... 13
  8.7. Secretary's Certificate............................................................. 13
  8.8. Valid Existence Certificate......................................................... 15
  8.9. Related Agreements.................................................................. 14
  8.10. Consents........................................................................... 14
  8.11. Restated Certificate of Incorporation.............................................. 14
  8.12. Common Stock Purchase Agreement.................................................... 14

9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.............................................. 14

10. INDEMNIFICATION........................................................................ 16

  10.1. Obligation of the Company to Indemnify............................................. 16

10.2. [INTENTIONALLY OMITTED].............................................................. 15

  10.3. Notice to Indemnifying Party....................................................... 15
  10.4. Limitations on Indemnification..................................................... 17
  10.5. Exclusive Remedy................................................................... 16

11. MISCELLANEOUS.......................................................................... 16

  11.1. Certain Definitions................................................................ 16
  11.2. Publicity.......................................................................... 18
  11.3. Notices............................................................................ 18
  11.4. Entire Agreement................................................................... 19
  11.5. Waivers and Amendments............................................................. 19
  11.6. Binding Effect; Assignment......................................................... 21
  11.7. Variations in Pronouns............................................................. 20
  11.8. Counterparts....................................................................... 20
  11.9. Headings........................................................................... 20
  11.10. No Strict Construction............................................................ 20
  11.11. Governing Law..................................................................... 20
  11.12. No Third-Party Beneficiaries...................................................... 20
  11.13. Subsidiaries...................................................................... 20

  11.14. Actions by Purchasers............................................................. 20
  11.15. Other Engagements and Activities; Use of Name..................................... 21

SCHEDULES:

Schedule 5.2    Qualifications
Schedule 5.3    Options, etc.
Schedule 5.5    Company Financial Statements
Schedule 5.6    Absence of Changes
Schedule 5.9    Compliance with Laws
Schedule 5.9A    Permits
Schedule 5.10    Consents
Schedule 5.11    Litigation; Claims
Schedule 5.14    Leases
Schedule 5.15    Intangible Property
Schedule 5.16    Liens
Schedule 5.17    Employee Benefit Plans
Schedule 5.18    Related Transactions
Schedule 11.3    Purchaser Notice Addresses

EXHIBITS:

Exhibit A       Allocation of Preferred Shares
Exhibit B       Restated Certificate of Incorporation
Exhibit C       Amended and Restated Stockholders Agreement
Exhibit D       Amended and Restated Registration Rights Agreement
Exhibit E       Legal Opinion of Kirkpatrick & Lockhart LLP

                       PREFERRED STOCK PURCHASE AGREEMENT
                       ----------------------------------

          PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of February 16, 2000, by and between PartMiner, Inc., a New York corporation (the "Company"), and Integral Capital Partners IV, L.P., Integral Capital Partners IV MS Side Fund, L.P., Agile Software Corporation, Impact Venture Partners, L.P., OMI Partnership Holdings Ltd., Generation Capital Partners L.P., State Board of Administration of Florida, Generation Parallel Management Partners L.P., Broadview SLP, The Goldman Sachs Group, Inc., Cahners Information Holdings, Inc., Seacoast Capital Partners Limited Partnership, Seacoast Investors LLC, Boston Venture Limited Partnership V and Vulcan Securities Limited (each (other than the Company) individually, a "Purchaser" and collectively, the "Purchasers").

          WHEREAS, the Company desires to issue and sell to the Purchasers an aggregate of 10,302,905 restricted shares (the "Preferred Shares") of the Company's Series B Convertible Preferred Stock, $.01 par value, for an aggregate purchase price of $50,000,000, and the Purchasers desire to purchase the Preferred Shares from the Company, upon the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, the parties hereby agree as follows:

          1.    SALE AND PURCHASE OF THE PREFERRED SHARES
                -----------------------------------------

          1.1.  Sale and Purchase.  On the Closing Date (as defined in Section
                -----------------
2.1 hereof), subject to the terms and conditions contained herein, the Company hereby agrees to issue and sell to the Purchasers the number of Preferred Shares set forth opposite each Purchaser's name on Exhibit A hereto, and each Purchaser
                                            ---------
hereby agrees to purchase from the Company such number of Preferred Shares.

          1.2.  Purchase Price and Payment.
                --------------------------

                (a)  Purchase Price.  The aggregate purchase price for the
                     --------------
Preferred Shares (the "Purchase Price") shall be $50,000,000 (or $4.853 per Preferred Share). Each Purchaser shall pay that portion of the Purchase Price set forth opposite its name on Exhibit A hereto.
                               ---------

                (b)  Payment of Purchase Price.  The Purchase Price shall,
                     -------------------------
subject to Section 3.1 hereof, be paid to the Company by the Purchasers on the Closing Date via federal funds wire transfers of immediately available funds in accordance with written instructions to be provided to the Purchasers by the Company at least two (2) business days prior to the Closing Date.

                (c)  Restated Certificate of Incorporation.  The Company shall
                     -------------------------------------
duly adopt and file with the Secretary of State of the State of New York, on or before the Closing Date, a Restated Certificate of Incorporation (the "Restated Certificate") of the Company setting forth the preferences, rights and limitations of the Preferred Stock substantially in the form attached hereto as Exhibit B.
                                             ---------

          2.    CLOSING.
                -------

          2.1.  Time and Place.  The closing of the sale and purchase of the
                --------------
Preferred Shares (the "Closing") shall take place at the offices of Kirkpatrick & Lockhart LLP, 1251 Avenue of the Americas, New York, New York 10020, and is expected to occur at 10:00 a.m., local time, on February 16, 2000. The date upon which the Closing shall occur is hereinafter referred to as the "Closing Date."

          3.    DELIVERY OF SHARE CERTIFICATES.
                ------------------------------

          3.1.  Delivery of Share Certificates.  At the Closing, the Company
                ------------------------------
shall, subject to the terms and conditions hereof, issue and deliver to each of the Purchasers a stock certificate evidencing that number of Preferred Shares set forth opposite such Purchaser's name on Exhibit A hereto, against payment by such Purchaser of its portion of the Purchase Price.

          4.    REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.  Subject to
                ------------------------------------------------
Section 10 hereof, each Purchaser hereby severally represents and warrants to the Company as follows:

          4.1.  Due Organization.  Such Purchaser is duly organized, validly
                ----------------
existing and in good standing under the laws of the jurisdiction of its organization.

          4.2.  Power and Authority.  Such Purchaser has the requisite company
                -------------------
power and authority to execute and deliver this Agreement and all other agreements and certificates referred to in, or contemplated by, this Agreement and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and all other agreements and certificates referred to in, or contemplated by, this Agreement have been duly authorized by all necessary company action on the part of such Purchaser. This Agreement has been duly executed and delivered by such Purchaser and is (and such other agreements and certificates, when executed and delivered, will be) the valid and binding obligations of such party enforceable against such party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, insolvency, reorganization or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

          4.3.  No Breach; Consents.  The execution, delivery and performance of
                -------------------
this Agreement and all other agreements or certificates referred to in, or contemplated by, this Agreement by such Purchaser, and the consummation of the transactions contemplated hereby and thereby, will not violate or conflict with any (a) provisions of such Purchaser's organizational documents or agreements; or (b) Law (as defined in Section 11.1 hereof) applicable to such Purchaser or any of its property or operations. Other than any blue-sky or other securities law filings, no consent, approval or authorization of, or declaration or filing with ("Consent"), any governmental authority is required on the part of such Purchaser in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

          4.4.  Brokers.  Such Purchaser (or affiliate (as defined in Section
                -------
11.1 hereof) thereof) has not made any agreement or taken any other action causing anyone to become entitled to a finder's or broker's fee or commission as a result of any of the transactions contemplated hereby.

          4.5.  Purchasers' Acknowledgment.  Such Purchaser hereby acknowledges
                --------------------------
that the Company has informed it that the Company is contemplating an initial public offering of its equity securities, and hereby agrees not to use or disclose such information other than directly in connection with the transactions contemplated hereby.

          4.6.  Investment in Preferred Shares.  Such Purchaser hereby
                ------------------------------
acknowledges that the Preferred Shares are not registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state or foreign securities laws and that the Preferred Shares are being sold to each Purchaser materially in reliance upon the representations and warranties contained in this
Section 4.6. Each Purchaser further understands and acknowledges that the offer and sale of the Preferred Shares are intended to be exempt from registration under the Securities Act and under any applicable state and foreign securities laws. In furtherance thereof, each Purchaser hereby represents and warrants to, and agrees with, the Company that (i) it is purchasing Preferred Shares for such Purchaser's own account, for investment purposes only and not with a view to the resale or distribution thereof, except in compliance with the Securities Act and any applicable state and foreign securities laws; (ii) it is an "accredited investor," as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act; and (iii) it has such knowledge and experience in financial, tax, and business matters so as to enable it to evaluate the merits and risks of acquiring Preferred Shares and to make an informed investment decision with respect thereto.

          5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  Subject to
                ---------------------------------------------
Sections 10 and 11.13 hereof, the Company hereby represents and warrants to the Purchasers as follows:

          5.1. Authorization of Preferred Shares. All corporate action necessary for the issuance and sale of the Preferred Shares has been taken by the Company and, when issued and delivered against delivery to the Company of the Purchase Price, the Preferred Shares will be validly issued, fully paid and non-assessable (except as provided in Section 630 of the New York Business Corporation Law (the "BCL")).

          5.2.  Due Organization and Qualification.  The Company is duly
                ----------------------------------
organized, validly existing and in good standing under the laws of the State of New York. The Company has all requisite corporate power and authority to own, lease and operate its assets and property and to carry on its business as presently conducted and as presently contemplated. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its business or the location of its property requires such qualification, except those where the failure to be so qualified would not have a material adverse effect on its business, operations, assets or condition (financial or otherwise), taken as a whole. The jurisdictions in which the Company is qualified to do business are set forth on
Schedule 5.2 hereto.
------------

          5.3.  Capitalization; Options; Shareholder Rights.  The authorized
                -------------------------------------------
capital stock of the Company consists solely of 150,000,000 shares of common stock, $.0001 par value per share (the "Common Stock"), and 10,409,027 shares of preferred stock, $.01 par value per share, of which 106,122 shares are designated as Series A Convertible Preferred Stock ("Series A Preferred Stock") and 10,302,905 shares are designated as Series B Convertible Preferred Stock ("Series B Preferred Stock"). Immediately prior to the transactions contemplated hereby, there are 46,553,700 shares of Common Stock, 106,122 shares of Series A Preferred Stock and no shares of Series B Preferred Stock issued and outstanding, and there are not any other shares of capital stock of the Company issued or outstanding. All of the issued and outstanding shares of the Company's capital stock have been duly authorized, and are validly issued, fully paid and non-assessable, except as provided in Section 630 of the BCL. Except as set forth on Schedule 5.3 hereto, there are no outstanding obligations,
                ------------
options, warrants, convertible securities, subscriptions, or other commitments or rights (matured or contingent) of any nature to acquire or subscribe for any securities or other equity interest of or in the Company. Except as set forth on Schedule 5.3, there are no bonds, debentures, notes or other indebtedness of
   ------------
the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which shareholders of the Company may vote. Except as set forth on Schedule 5.3, there are no preemptive
                                          ------------
rights, rights of first refusal, voting rights, change of control or similar rights, anti-dilution protections or other rights which any shareholder, officer, employee or director of the Company or any other person (as defined in Section 11.1 hereof) would be entitled to exercise or invoke as a result of the issuance and sale by the Company of the Preferred Shares.

          5.4.  Constituent Documents.  True and complete copies of the
                ---------------------
Company's Certificate of Incorporation and By-laws, as in effect on the date hereof (collectively, the "Company Constituent Documents"), have been delivered to the Purchasers (or a representative thereof).


          5.5.  Financial Statements.  The audited consolidated balance sheet
                --------------------
and related statements of income and cash flow for the Company as at and for the fiscal year ended on December 31, 1998 (the "1998 Financial Statements") and the unaudited consolidated balance sheet (the "December 31, 1999 Balance Sheet") and related statements of income and cash flow for the Company as at and for the fiscal year ended on December 31, 1999 (collectively, the "1999 Financial Statements"; and together with the 1998 Financial Statements, the "Financial Statements"), true and complete copies of all of which have been delivered to the Purchasers (or a representative thereof) and which are attached hereto as

Schedule 5.5, present fairly in all material respects the consolidated financial
------------
condition of the Company as at the dates indicated therein and the consolidated results of operation of the Company for the periods covered thereby. The Financial Statements have been prepared in accordance with GAAP (as defined in Section 11.1 hereof) consistently applied. The financial books and records of the Company are in all material respects complete and correct, have been maintained in accordance with good business practices, and accurately reflect in all material respects the bases for the consolidated financial condition and results of operation set forth in the Financial Statements.

          5.6.  Absence of Changes.  Except as set forth on Schedule 5.6
                ------------------                          ------------
hereto, since the date of the December 31, 1999 Balance Sheet, there has not been (i) any significant adverse change in the financial condition, results of operations, assets or business of the Company, (ii) any repayment of any indebtedness or any borrowing of or agreement to borrow any money or any material Liabilities (as defined in Section 11.1 hereof) incurred by the Company, other than Liabilities incurred in the ordinary course of business,
(iii) any material asset or property of the Company made subject to a Lien, (iv) any declaration or payment of dividends on, or other distributions with respect to, or any direct or indirect redemption or repurchase of, any shares of the capital stock of the Company, (v) any issuance of any stocks, bonds or other securities of the Company, or any options, warrants or rights or agreements or commitments to purchase or issue such securities (other than the Preferred Shares), (vi) any mortgage, pledge, sale, assignment or transfer of any material tangible or intangible assets of the Company, except with respect to assets effected in the ordinary course of business to persons not related to the Company, (vii) any loan by the Company to any officer, director, employee or shareholder of the Company or any affiliate thereof, (viii) any material damage, destruction or loss (whether or not covered by insurance) adversely affecting the assets, property or business of the Company, (ix) any purchase or other acquisition of assets or property by the Company other than in the ordinary course of business, (x) any significant change in the accounting methods or practices followed by the Company, (xi) any operation of the business of the Company outside of the ordinary course of business and inconsistent with past practice, (xii) any waiver of any valuable right of the Company, or the cancellation or reduction of any material debt or claim held by the Company, or
(xiii) except as provided by this Agreement, any commitment or agreement (contingent or otherwise) to do any of the foregoing.

          5.7.  Power and Authority.  The Company has the requisite corporate
                -------------------
power and authority to execute and deliver this Agreement and all other agreements and certificates referred to in, or contemplated by, this Agreement and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and all other agreements and certificates referred to in, or contemplated by, this Agreement have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and is (and such other agreements and certificates, when executed and delivered, will be) the valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, insolvency, reorganization or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

          5.8.  Tax Matters.  The Company has timely filed all Tax Returns (as
                -----------
defined in Section 11.1 hereof) that it has been required to file through the date hereof, and has paid in full all Taxes (as defined in Section 11.1 hereof) which were due and payable by it through the date hereof. The provisions for Taxes reflected on the December 31, 1999 Balance Sheet are adequate to cover accrued and unpaid Taxes of the Company for all periods ending on or before

December 31, 1999 and, to the Company's knowledge (as defined in Section 11.1 hereof), nothing has occurred subsequent to that date to make such provisions inadequate. The Company has established and is maintaining current accruals that are accurately reflected in the books and records of the Company and are adequate for the payment of any Taxes incurred but not yet due and payable with respect to the property and operations of the Company through the date hereof. No waivers or extensions of any applicable statute of limitations for the assessment or collection of Taxes with respect to any Tax Returns of the Company are currently in effect or are currently proposed. The Company has collected or withheld and paid over to the proper governmental or regulatory bodies all Tax-related amounts required to be so collected or withheld and paid over under all applicable Laws. No action, suit, proceeding, investigation, audit, claim or assessment is presently pending or, to the Company's knowledge, threatened with regard to any Taxes that relate to the Company for which the Company is or could reasonably be expected to be liable. There is no unresolved written claim by a taxing authority in any jurisdiction where the Company does not anticipate to file Tax Returns that it is or could reasonably be expected to be subject to taxation by such jurisdiction. There are no Liens for Taxes (other than for Taxes not yet due and payable) upon any assets or property of the Company. Each Purchaser hereby acknowledges that the foregoing representations and warranties made in this Section 5.8 do not apply in respect of Accurate Components Inc. ("Accurate") or Market Trading Concepts Inc. ("Market Trading") (recently acquired, wholly-owned subsidiaries of the Company), but, to the knowledge of the Company, such representations and warranties are true and correct with respect to Accurate and Market Trading. Each Purchaser hereby further acknowledges that the representations and warranties made in respect of Accurate and Market Trading as to Tax matters in that certain Stock Purchase Agreement by and between the Company, Accurate, Market Trading and Anthony Arena, dated November 12, 1999, have been made available to the Purchasers (or a representative thereof) for their review.

          The Company (i) has not made any other election pursuant to the Code (as defined in Section 11.1 hereof) other than elections that relate to matters of accounting, depreciation, or amortization, that could reasonably be expected to have a material adverse effect on its financial condition, its business as presently conducted or presently proposed to be conducted or any of its property or assets; and (ii) at no time has filed a consent to the application of Section 341(f)(2) of the Code to any property or assets held, acquired or to be acquired by it, and will not file any such consent prior to Closing. The Company is not a party to any tax allocation or sharing agreement, and has no liability for the Taxes of any other entity under Treasury Regulation (S)1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

          5.9.  Compliance with Laws; Permits.  Except as set forth on
                -----------------------------
Schedule 5.9 hereto, the Company is in compliance in all material respects with
------------
all Laws applicable to it or any of its property or operations. The Company has not received any written notice from any governmental authority of its violation or alleged violation of any Law. The Company has all licenses, permits, orders and approvals of federal, state, local and foreign governmental or regulatory bodies necessary for the conduct of its business and operations as currently conducted (collectively, "Permits"). All material Permits of the Company are set forth on Schedule 5.9A hereto and are valid and in full force and effect.
             -------------
No violations have occurred in respect of any such Permit and no action or proceeding is pending nor, to the Company's knowledge, threatened to revoke or limit any such Permit. The representations and warranties contained in the first two sentences of this Section 5.9 do not cover matters relating to Environmental Laws (as defined in Section 11.1 hereof), which matters are covered by Section 5.19 hereof.

          5.10.  No Breach; Consents; Payments.  The execution, delivery and
                 -----------------------------
performance of this Agreement and all other agreements or certificates referred to in, or contemplated by, this Agreement by the Company and the consummation of the transactions contemplated hereby and thereby will not (i) result in any Lien upon any property of the Company; or (ii) violate, conflict with or otherwise result in the breach of any of the terms and conditions of, result in a material modification of or accelerate or trigger the rights of any person under, or constitute (or, with the giving of notice or lapse of time or both, would constitute) a default or termination under (a) any of the Company Constituent Documents; (b) assuming the Consents and waivers listed on Schedule 5.10 hereto
                                                           -------------
are obtained on or prior to the Closing Date, any material contract or other agreement to which the Company is a party or by or to which the Company or any of its property is bound or subject; (c) any Law applicable to the Company or any of its property or operations; or (d) any Permit. Except as set forth on

Schedule 5.10, and other than any blue-sky or other securities law filings, no
-------------
Consent is required on the part of the Company in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. There are no payments, Liabilities or obligations under or pursuant to any Law or material contract or other agreement to which the Company is a party which are required to be made or performed by the Company to any person, arising out of or as a result of the transactions contemplated by this Agreement.

          5.11.  Litigation; Claims.  Except as set forth on Schedule 5.11
                 ------------------                          -------------
hereto, there are no suits or actions, administrative, arbitration or other proceedings or governmental investigations pending or, to the Company's knowledge, threatened against or affecting the Company or any of its property or assets. Except as set forth on Schedule 5.11, to the Company's knowledge, no
                                -------------
person has notified the Company of a material claim against the Company alleging any personal property or economic injury, loss or damage incurred as a result of or relating to the use of any products sold by or on behalf of, or services rendered by, the Company. There is no judgment, order, injunction, decree or award against the Company which is not satisfied and remains outstanding.

          5.12.  Employment Matters.  The Company has not at any time during
                 ------------------
the last three (3) years had nor, to the Company's knowledge, is there now threatened any walkout, strike, picketing, work stoppage, planned work slowdown or any similar occurrence. There are no material controversies or grievances pending or, to the Company's knowledge, threatened between the Company and any of its employees. No union or other collective bargaining unit has been certified or formally recognized by the Company.

          5.13.  Material Agreements.  The Company is in compliance with the
                 -------------------
terms and conditions of its contracts and other agreements, except where the failure to be in such compliance could not reasonably be expected to have a material adverse effect on the business, operations, assets or condition (financial or otherwise) of the Company, taken as a whole.

          5.14.  Real Estate.  The Company does not own, in fee or otherwise,
                 -----------
or have the right or obligation to acquire any real property or buildings.
Schedule 5.14 hereto sets forth all leases, subleases or other agreements (oral
-------------
or written) pursuant to which the Company has the right to use or occupy any real property (the "Leases"). True and correct copies of the Leases have been delivered or made available to the Purchasers (or a representative thereof). Each Lease is a valid agreement in full force and effect and creates a good and valid leasehold estate in the property leased thereby. The Company is in compliance in all material respects with the provisions of each Lease and no other party thereto is, to the Company's knowledge, in material default thereunder. The Company is not a real property holding company within the meaning of Section 847 of the Code (as defined in Section 11.1 hereof).

          5.15.  Company Intangible Property.  Schedule 5.15 hereto sets forth
                 ---------------------------   -------------
all United States and foreign patents, registered copyrights, registered trademarks, service marks and trade names, applications for any of the foregoing, and material written permits, grants, options and licenses or other rights in writing running to or from the Company relating to any Company Intangible Property (as defined below). The Company has either all right, title and interest in, or valid and binding rights under contract to use, all items of Company Intangible Property material to, or necessary to conduct, the business of the Company as presently conducted. No material item of the Company Intangible Property (other than any patents and patent rights) infringes upon or violates any rights owned or held by any other person. To the Company's knowledge, none of the patents and patent rights included in the Company Intangible Property infringes upon or violates any rights owned or held by any other person. There is not pending nor, to the Company's knowledge, threatened any claim, suit or action against the Company contesting or challenging the rights of the Company in or to any Company Intangible Property or the validity of any of the Company Intangible Property. To the Company's knowledge, there is no infringement upon or unauthorized use of any material item of the Company Intangible Property owned by the Company by any third party. The Company is not in default (or, with the giving of notice or lapse of time or both, would be in such default) under any material contract to use Company Intangible Property required to be disclosed on Schedule 5.15. Neither the Company, nor any
                            -------------
associate (as defined in Section 11.1 hereof) thereof nor any officer, director or affiliate or immediate family member, as the case may be, thereof has any right to or interest in any Company Intangible Property, including, without limitation, any right to payments (by royalty or otherwise) in respect of any use or transfer thereof.

          "Company Intangible Property" means all patents and patent rights, trademarks and trademark rights, trade names and tradename rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, designs, trade secrets, industrial models, proprietary data, methodologies, computer programs and software (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how, inventions, works of authorship, management information systems, and all pending applications for and registrations of patents, trademarks, service marks and copyrights used in the business of the Company, in each such case, including all forms (e.g.,
                                                                     ----
electronic media, computer disks) in which such items are recorded.

          5.16.  Title to Properties and Assets.  The Company has good title
                 ------------------------------
to all of the property and assets owned or purported to be owned by it and reflected as assets on the December 31, 1999 Balance Sheet and those not so reflected on the December 31, 1999 Balance Sheet because not required to be reflected thereon, but which are used in the Company's business, or because acquired by the Company since the date of the December 31, 1999 Balance Sheet (except for inventory or other assets disposed of or licensed in the ordinary course of business since the date of the December 31, 1999 Balance Sheet), free and clear of any Lien, except (i) Liens for Taxes not yet due and payable; (ii) Liens of materialmen, mechanics, carriers, landlords and like persons which are not due and payable or which are being contested in good faith and which are not material in the aggregate; and (iii) Liens as set forth on Schedule 5.16 hereto.
                                                           -------------
Other than in the ordinary course of business and/or as disclosed on Schedules
                                                                     ---------
5.15 and 5.18 hereto, no person has any written or oral agreement, option,
-----    ----
understanding, commitment or any right or privilege to purchase, lease or license any material item of the Company's property or assets.

          5.17.  Employee Benefit Plans.  Schedule 5.17 hereto contains a true
                 ----------------------   -------------
and complete list of all Employee Benefit Plans maintained by the Company (or any affiliate thereof) or under which the Company has any obligations (other than obligations to make current wage or salary payments) in respect of any of the employees of the Company or their beneficiaries (each individually, an "Employee Benefit Plan" and collectively, the "Employee Benefit Plans"). The Company has delivered or made available to the Purchasers (or a representative thereof) copies of all material documents, as such may have been amended to the date hereof, embodying the Employee Benefit Plans, all trust documents, all reasonably available determination letters issued by the Internal Revenue Service (the "IRS"), employee booklets, summaries and descriptions, the most recent compliance and nondiscrimination tests (if any), the most recent Form 5500 reports, standard COBRA forms and notices, any correspondence or inquiry by the IRS or the Department of Labor, and any material employee communications, in each case relating to any Employee Benefit Plan.

          All Employee Benefit Plans have complied in all material respects in form, operation and administration with their respective provisions, any applicable provisions of ERISA, the Code and all other applicable Laws. All contributions to and payments from the Employee Benefit Plans that have been required to be made in accordance with the provisions of the Employee Benefit Plans and, where applicable, ERISA and the Code have been made or are adequately accrued and reflected on the books and records of the Company. There are no unfunded material Liabilities in respect of any such Employee Benefit Plan. Neither the Company nor, to the Company's knowledge, any of its officers, employees or agents has committed any breach of fiduciary responsibility with respect to the Employee Benefit Plans to which ERISA is applicable which could reasonably be expected to subject the Company to any material Liability under ERISA. The Company is not obligated to make contributions to any Multiemployer Plan (as defined in Section 11.1 hereof). There are options covering 2,167,300 shares of Common Stock eligible to be granted and which have not heretofore been granted pursuant to existing stock option, stock appreciation, stock grant or similar plans of the Company.

          5.18.  Transactions with Related Parties.  Except as set forth on
                 ---------------------------------
Schedule 5.18 hereto, no director, officer or affiliate of the Company nor any
-------------
of their immediate family members, as the case may be: (i) has borrowed money from or loaned money to the Company that has not been repaid; (ii) has an interest in any property, rights or assets owned and/or used by the Company in its business; or (iii) is party to any contract or other agreement with the Company or is engaged in any material transaction or arrangement with the Company.

          5.19.  Environmental Matters.  The Company has: (i) complied in all
                 ---------------------
material respects with all Environmental Laws; (ii) not received any written notice from any governmental authority that any real property now or formerly owned, leased, managed, operated or otherwise used by it is on any federal, state or foreign "superfund" or similar list or has been the site of any activity giving rise to any Liability; (iii) not received any written notice of any Environmental Claim (as defined in Section 11.1 hereof); and (iv) stored, handled, used, released, discharged and disposed of all substances used in their operations and wastes or by-products from their operations, whether Hazardous Materials (as defined in Section 11.1 hereof) or not, in material compliance with all Environmental Laws. To the Company's knowledge, no Hazardous Materials or other substances or wastes have been spilled, released, discharged or disposed of from, on or under any property owned, leased or operated by the Company during the Company's occupancy. The Company has no material Liability with respect to the clean-up or remediation of any treatment, storage or disposal site or facility.

          5.20.  Year 2000.  The Company's critical information technology
                 ---------
systems that are used in, or required for the conduct of, its business as currently conducted or presently proposed to be conducted may be used during and after the calendar year 2000 without material error or delay relating to date data and will not otherwise fail to: (i) deal with or account for transitions or comparisons from, into and between the years 1999 and 2000 accurately; (ii) recognize or accurately process any specific date in the year 1999 or 2000; or
(iii) account accurately for the year 2000's status as a leap year, including recognition and processing of the correct date on February 29, 2000.

          5.21.  Brokers.  The Company has not made any agreement or taken any
                 -------
other action causing anyone to become entitled to a finder's or broker's fee or commission as a result of the transactions contemplated hereby.

          6.    COVENANTS AND AGREEMENTS.
                ------------------------

          6.1.  Pre-Closing Covenants and Agreements.  The parties covenant
                ------------------------------------
and agree from the date hereof until the earlier of the Closing Date or the termination of this Agreement (in accordance with its terms) as follows:

          (a)   Ongoing Company Operations.  The Company shall conduct its
                --------------------------
business diligently and substantially in the same manner as heretofore conducted and use reasonable efforts to preserve the present relationships between the Company and its suppliers, distributors, customers and others having significant business relations with it, and shall not, except with the Purchasers' prior written consent or as contemplated by this Agreement: (i) declare, make or pay any distributions or dividends on its capital stock or any other equity securities; (ii) enter into or amend any agreement or transaction with any person or entity who or which is an associate or an affiliate of the Company; (iii) permit or engage in any of the actions or transactions set forth in Section 5.6 hereof; (iv) issue or grant any shares of capital stock or other securities, whether or not such are exercisable for, convertible into or exchangeable for shares of capital stock or such other securities of the Company or any of its subsidiaries, other than the Preferred Shares and stock options granted to employees, officers or directors (or Common Stock issued upon the exercise of stock options); (v) amend or repeal the Company Constituent Documents; or (vi) enter into any agreement to take any of the foregoing actions except as required by this Agreement.

          (b)  Investigation by the Purchasers.  The Purchasers may, through
               -------------------------------
their respective authorized representatives (including, without limitation, their counsel, accountants and consultants), upon reasonable prior notice make such investigations of the property, offices and operations of the Company and such review of the financial condition of the Company as they deem necessary or advisable in connection with the transactions contemplated hereby, including, without limitation, any investigations enabling them to familiarize themselves with such property, offices, operations and financial condition; provided, that
                                                                 --------
no unreasonable interference with the normal business operations of the Company shall thereby be caused. The Company shall permit the Purchasers and their respective authorized representatives, subject to the foregoing provisions of this Section 6.1(b), to have access to the premises and to the books and records of the Company upon reasonable prior notice, and shall permit such Purchasers the right to make copies of such books and records and excerpts therefrom.

          (c)   Further Assurances.  Each of the parties shall prior to, on or
                ------------------
after the Closing, as may be appropriate, execute such documents and other papers and take such other further actions as may be reasonably required to carry out the provisions hereof and to effectuate the transactions contemplated by this Agreement. Each party shall use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions to the Closing within such party's control, including obtaining any Consents required in connection herewith.

          (d)   Additional Disclosure.  The Company shall promptly notify the
                ---------------------
Purchasers and furnish the Purchasers with any information that such other party may reasonably request with respect to the occurrence of any event or condition or the existence of any fact that would cause any of the conditions to such party's obligation to consummate the transactions contemplated by this Agreement not to be fulfilled.

          (e)   Maintenance of Insurance.  Until the Closing, the Company shall
                ------------------------
maintain in full force and effect its current insurance policies unless, simultaneously with any termination or lapse thereof, replacement policies shall be in full force and effect that provide coverage at levels and amounts equal to or greater than the coverage under such current policies.

          (f)   Supplemental Disclosure.  Each of the parties agrees that, with
                -----------------------
respect to the representations and warranties made by it in this Agreement, it will have a continuing obligation to promptly supplement and/or amend the Schedules to this Agreement with respect to any matter hereafter arising or discovered that, if existing or known on the date of this

Agreement, would have been required to be set forth in, or described in the Schedules to, this Agreement.

          (g)   Amended and Restated Stockholders Agreement.  At the Closing,
                -------------------------------------------
the Purchasers shall duly execute and deliver to the Company, and thereby agree to be bound by, the Third Amended and Restated Stockholders Agreement, between the Company and the current shareholders of the Company substantially in the form of Exhibit C attached hereto (the "Stockholders Agreement").

          (h)   Amended and Restated Registration Rights Agreement.  At the
                --------------------------------------------------
Closing, the Purchasers shall duly execute and deliver to the Company, and thereby agree to be bound by, the Third Amended and Restated Registration Rights Agreement, between the Company and the current shareholders of the Company substantially in the form of Exhibit D attached hereto (the "Registration Rights
                             ---------
Agreement").

          6.2.  Post-Closing Covenants and Agreements.  The Company and the
                -------------------------------------
Purchasers hereby covenant and agree as follows:

          (a)   Fees and Disbursements.  The Company and the Purchasers shall
                ----------------------
pay their own fees, costs and expenses, including the fees and disbursements of any counsel and accountants retained by any of them, incurred in connection with the preparation, execution, delivery and performance of this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated; provided, however, that the Company shall reimburse the
                        --------  -------
Purchasers for up to an aggregate of $15,000 of their fees, costs and expenses if the transactions contemplated hereby shall close.

          7.    CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO CLOSE;
                ---------------------------------------------------------------
PURCHASER DELIVERIES.  The obligation of the Company to complete the Closing is
--------------------
subject to the fulfillment on or prior to the Closing Date of all of the following conditions, any one or more of which (other than Section 7.1 hereof) may be waived by the Company in writing:

          7.1.  No Legal Proceedings.  No court or governmental action or
                --------------------
proceeding shall have been instituted or threatened to restrain, materially delay or prohibit the transactions contemplated hereby.

          7.2.  Representations and Warranties.  The representations and
                ------------------------------
warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties shall have been made on and as of the Closing Date.

           7.3.  Purchase Price.  The Company shall have received the full
                 --------------
Purchase Price from the Purchasers; provided, however, that if one or more of the Purchasers shall, for any reason, fail to deliver its portion of the Purchase Price, the Company may, in its sole discretion, elect to close the transactions contemplated hereby and issue and sell the Preferred Shares to those Purchasers who shall have delivered their respective portions of the Purchase Price.

          7.4.  Related Agreements.  The Purchasers shall have duly executed and
                ------------------
delivered to the Company the Stockholders Agreement and the Registration Rights Agreement.

          7.5. Consents. The Company shall have received all Consents and waivers from its existing shareholders necessary to effectuate the transactions contemplated hereby.

          8.    CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASERS TO
                ------------------------------------------------------------
CLOSE; COMPANY DELIVERIES.  The obligations of the Purchasers to complete the
-------------------------
Closing are subject to the fulfillment on or prior to the Closing Date of all of the following conditions, any one or more of which (other than Section 8.1 hereof) may be waived by the Purchasers, other than the condition set forth in
Section 8.5 below which may be waived only by a Purchaser severally, in writing:

          8.1.  No Legal Proceedings.  No court or governmental action or
                --------------------
proceeding shall have been instituted or threatened to restrain, materially delay or prohibit the transactions contemplated hereby.

          8.2.  Agreements and Covenants.  On or before the Closing Date, the
                ------------------------
Company shall have complied with and duly performed in all material respects all agreements and covenants on its part to be complied with and performed by such date pursuant to this Agreement.

          8.3.  Representations and Warranties.  The representations and
                ------------------------------
warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties shall have been made on and as of the Closing Date.

          8.4.  Officer's Certificate.  The Purchaser shall have received a
                ---------------------
certificate, dated the Closing Date, executed by a duly authorized officer of the Company certifying that the conditions set forth in Sections 8.1, 8.2 and
8.3 hereof shall have been fulfilled.

          8.5.  Preferred Shares.  Each Purchaser shall have received from the
                ----------------
Company a stock certificate evidencing the number of Preferred Shares set forth opposite such Purchaser's name on Exhibit A hereto; provided, that any Purchaser
                                  ---------         --------
in respect of which the Company shall be prepared to issue and sell Preferred Shares pursuant hereto shall not be able to avail itself of this condition as it may relate to other Purchasers.

          8.6.  Opinion of the Company's Counsel.  The Purchasers shall have
                --------------------------------
received a legal opinion, dated the Closing Date, of Kirkpatrick & Lockhart LLP, corporate counsel to the Company, substantially in the form of Exhibit E
                                                               ---------
attached hereto.

          8.7. Secretary's Certificate. The Purchasers shall have received a certificate, dated the Closing Date and executed by the Secretary of the Company, setting forth a copy of the resolutions adopted by the Board of Directors of the Company duly authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, a copy of the Company's Bylaws and a copy of the Restated Certificate in the form filed with the New York Secretary of State.

          8.8.  Valid Existence Certificate.  The Company shall have delivered
                ---------------------------
to the Purchasers a certificate evidencing the valid existence of the Company certified by the Secretary of State of the State of New York.

          8.9.  Related Agreements.  The Company and the other parties thereto
                ------------------
shall have duly executed and delivered to the Purchasers the Stockholders Agreement and the Registration Rights Agreement.

          8.10. Consents. The Company shall have received all Consents and waivers from its existing shareholders necessary to effectuate the transactions contemplated hereby.

          8.11. Restated Certificate of Incorporation. The Company shall have
                -------------------------------------
provided to the Purchasers evidence that the Company's Restated Certificate of Incorporation has been filed with the New York Secretary of State.

          8.12. Common Stock Purchase Agreement.  As a condition to the
                -------------------------------
obligations of Integral Capital Partners IV, L.P. and Integral Capital Partners IV MS Side Funds, L.P. hereunder only, the Common Stock Purchase Agreement by and among Bruce and Lynne Friedman and Integral Capital Partners IV, L.P. and Integral Capital Partners IV MS Side Fund, L.P. shall have been executed by and delivered to the parties thereto.

          9.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  Notwithstanding any
                ------------------------------------------
right of the Purchasers fully to investigate the affairs and conditions of the Company, the Purchasers have the right to rely upon the representations, warranties, covenants and agreements of the Company expressly contained in this Agreement. All representations and warranties contained in this Agreement (including the Schedules hereto), except for those representations and warranties contained in Sections 4.2, 4.4, 4.6, 5.1, 5.2, 5.3, 5.4, 5.7, 5.8,
5.10, 5.17, 5.18 and 5.21 hereof, shall survive for eighteen (18) months following the Closing Date. The representations and warranties contained in
Section 5.18 hereof shall survive for three (3) years following the Closing Date, the representations and warranties in Sections 4.2, 4.6, 5.1, 5.2, 5.3, 5.4, 5.7 and 5.10 hereof shall survive the Closing Date indefinitely, and the representations and warranties contained in Sections 4.4, 5.8, 5.17 and 5.21 hereof shall survive until the expiration of any applicable statute of limitations. All covenants and agreements contained herein which are to be performed after the Closing shall survive until fully performed in accordance with their terms, and all covenants and agreements contained herein which are, in accordance with their terms, to be performed at or prior to the Closing shall survive for eighteen (18) months following the Closing Date. No claim or cause of action resulting from a breach hereunder may be asserted unless asserted in writing to the party as to which there is alleged a breach prior to the expiration of the applicable survival period; provided, however, that the
                                              --------  -------
representations, warranties, covenants and agreements contained herein shall survive after the applicable survival period with respect to any claim made in writing in accordance with this Agreement by a party prior to the expiration thereof until, and shall expire when, such claim or cause of action is finally resolved.

          10.   INDEMNIFICATION.
                ---------------

          10.1. Obligation of the Company to Indemnify. Subject to the limitations and expiration dates contained in Section 9 hereof and to this
Section 10, the Company shall indemnify, defend and hold harmless the Purchasers and each of their respective directors, officers, equityholders, affiliates, successors and permitted assigns from and against, and shall pay and/or reimburse the foregoing persons for, any and all losses, liabilities, claims, obligations, damages, costs and expenses (including reasonable attorneys' fees and disbursements and other costs incurred or sustained by an Indemnitee (as defined below) in connection with the defense or prosecution of any claim, action or proceeding) (collectively, "Losses") relating to or arising out of the breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement.

          10.2.  [intentionally omitted]

          10.3.  Notice to Indemnifying Party.  If a Purchaser (or any related
                 ----------------------------
indemnitees) receives notice of any claim or the commencement of any action or proceeding (the "Indemnitee") with respect to which the Company is obligated to provide indemnification (the "Indemnifying Party") pursuant to Section 10.1 hereof, the Indemnitee shall give the Indemnifying Party written notice thereof within a reasonable period of time following the Indemnitee's receipt of such notice. Such notice shall describe the claim in reasonable detail and shall indicate the amount (estimated if necessary) of the Losses that have been or may be sustained by the Indemnitee. The Indemnifying Party may, subject to the other provisions of this Section 10.3, compromise or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any such matter involving the asserted liability of the Indemnitee in respect of a third-party claim. If the Indemnifying Party elects to compromise or defend such asserted liability, it shall within thirty (30) days (or sooner, if the nature of the asserted liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee, shall reasonably cooperate, at the request and reasonable expense of the Indemnifying Party, in the compromise of, or defense against, such asserted liability. The Indemnifying Party will not be released from any obligation to indemnify the Indemnitee hereunder with respect to a claim without the prior written consent of the Indemnitee, unless the Indemnifying Party delivers to the Indemnitee a duly executed agreement settling or compromising such claim with no monetary liability to or injunctive relief against the Indemnitee and a complete release of the Indemnitee with respect thereto. The Indemnifying Party shall have the right, except as otherwise provided below in this Section 10.3, to conduct and control the defense of any third-party claim made for which it has been provided notice hereunder. All reasonable costs and fees incurred with respect to any such claim will be borne by the Indemnifying Party. The Indemnitee will have the right to participate, but not control, at its own expense, the defense or settlement of any such claim; provided, that if the Indemnitee and the Indemnifying Party shall have
       --------
conflicting claims or defenses, the Indemnifying Party shall not have control of such conflicting claims or defenses and the Indemnitee (and all related Indemnitees) shall be entitled to appoint a separate counsel for such claims and defenses at the reasonable cost and expense of the Indemnifying Party. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are reasonably required for such defense.

          10.4.  Limitations on Indemnification.  (a) The Company shall be
                 ------------------------------
obligated to indemnify any Indemnitee(s) pursuant to Section 10.1 hereof with respect to any Losses incurred by such Indemnitee(s) only if and to the extent that the aggregate amount of Losses for claims made by all Indemnitees shall exceed $200,000, in which case only the excess over $200,000 shall be subject to indemnification hereunder. The foregoing $200,000 minimum requirement shall not apply in respect of claims or actions arising out of or resulting from breach(es) of Sections 5.1, 5.2, 5.3, 5.4, 5.7, 5.10 and 5.21 hereof.

          (b) In no event shall the Company or the Purchasers, as the case may be, be liable to any Indemnitee(s) hereunder for special, consequential, indirect, incidental or punitive damages or penalties.

          (c) Notwithstanding anything to the contrary contained in this Agreement, the aggregate liability of the Company for any and all Losses incurred by the Purchasers (and all related Indemnitees) and for which the Purchasers (and all related Indemnitees) would otherwise be entitled to indemnification hereunder shall not exceed $50,000,000.

          (d) Any indemnification payment(s) payable pursuant to this Agreement shall be decreased by and to the extent of any insurance proceeds or Tax benefits obtained by an Indemnitee in respect of the Losses giving rise to such indemnification payment(s).

          (e) To the extent reasonably practicable, the Purchasers shall seek to combine and jointly pursue any claims or actions that they may have in respect of a breach by the Company of any of its representations, warranties or agreements contained herein.


          10.5.  Exclusive Remedy.  Each of the Purchasers acknowledges and
                 ----------------
agrees that (absent securities or other fraud) the sole and exclusive remedy and recourse (at law or in equity) with respect to any and all Losses relating to or arising out of the subject matter of this Agreement shall be pursuant, and subject, to the indemnification provisions set forth in this Section 10.

          11.    MISCELLANEOUS.
                 -------------

          11.1.  Certain Definitions.  As used in this Agreement, the following
                 -------------------
terms shall have the following meanings unless the context otherwise clearly requires:

          (a) "affiliate," with respect to any person, means and includes any
               ---------
other person, directly or indirectly, controlling, controlled by or under common control with such person.

          (b) "associate" shall have the meaning ascribed thereto in Rule 405 of
               ---------
the Securities Act.

          (c) "CAPSxpert Database" means the collection of information on
               ------------------
electronic components, including semiconductor devices and integrated circuits, PCB-type connectors, multipin connectors, resistors, capacitators and inductors.

          (d) "Code" means the Internal Revenue Code of 1986, as amended, and
               ----
the applicable Treasury Regulations (as hereinafter defined).

          (e) "contract or other agreement" means and includes all contracts,
               ---------------------------
agreements, understandings, indentures, notes, bonds, loans, instruments, leases, mortgages, commitments, obligations or other binding arrangements, oral or written.

          (f) "Environmental Claim" means any and all administrative, regulatory
               -------------------
or judicial actions, suits, demands, demand letters, directives, claims, Liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person alleging potential Liability (including Liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (i) the presence, or release or threatened release into the environment, of any Hazardous Materials at any location (whether or not owned) presently or formerly operated, leased or managed by the Company, as applicable, or (ii) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or release of any Hazardous Materials.

          (g) "Environmental Laws" mean any laws, statutes, regulations, rules
               ------------------
or orders which relate to or otherwise impose Liability or a standard of conduct concerning the discharge, emission, storage, treatment, transportation, handling, release, threatened release, or disposal of Hazardous Materials, including, but not limited to, the Air Pollution Control Act, as amended, the Federal Water Pollution Control Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, and the Toxic Substances Control Act of 1976, as amended, and any other similar federal, state or local statutes.

          (h) "GAAP" means United States generally accepted accounting
               ----
principles.

          (i) "Hazardous Materials" means any pollutant, contaminant, hazardous,
               -------------------
radioactive or toxic substance, material, constituent or waste, or any other waste, substance, chemical or material regulated under any Environmental Law, including (i) petroleum, crude oil and any fractions thereof, (ii) natural gas, synthetic gas and any mixtures thereof, (iii) asbestos and/or asbestos-containing material, (iv) radon and (v) polychlorinated biphenyls ("PCBs") or materials or fluids containing PCBs.

          (j) "Laws" means all federal, state, local and foreign laws, statutes,
               ----
ordinances, regulations, orders, judgments, injunctions, awards or decrees.

          (k) "Liabilities" means debts, liabilities or obligations, whether
               -----------
absolute or contingent, asserted or unasserted, accrued or unaccrued, liquidated or unliquidated, matured or unmatured, due or to become due, or fixed or unfixed.

          (l) "Lien" means and includes any lien, pledge, mortgage, security
               ----
interest, claim, lease, charge, option, right of first refusal or offer, easement, servitude, transfer restriction or voting requirement under any or similar agreement, or any other encumbrance, restriction or limitation whatsoever. "Lien" shall not include any liability pursuant to Section 630 of the BCL.

          (m) "Multiemployer Plan" means a multiemployer plan within the meaning
               ------------------
of Section 3(37) or Section 4001(a)(3) of ERISA.

          (n) "person" means any individual, corporation, partnership, firm,
               ------
joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other entity.

          (o) "property" means real, personal or mixed property, tangible or
               --------
intangible.

          (p) "Tax Returns" means all written returns, declarations, reports,
               -----------
forms, estimates, information returns and statements filed in respect of any Taxes and supplied to any taxing authority in connection with any Taxes.

          (q) "Taxes" (or "Tax" where the context requires) means all federal,
               -----       ---
state, county, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll-related and property taxes, and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest and penalties with respect thereto.

          (r) "the Company's knowledge" means the actual knowledge of the
               -----------------------
executive officers of the Company after reasonable investigation.

          (s) "Treasury Regulations" means the regulations promulgated under the
               --------------------
Code.

          11.2.  Publicity.  "No publicity release or announcement concerning
                 ---------
this Agreement or the transactions contemplated hereby shall be issued without advance approval of the form and substance thereof jointly by the Company and the Purchasers (which approval shall not be unreasonably withheld, delayed or conditioned) other than any announcement required by applicable securities laws or the rules and regulations of any stock or similar exchange to which a party is subject; provided, that the party making such disclosure shall notify the
            --------
other party reasonably in advance of such disclosure.

          11.3.  Notices.  Any notice or other communication required or which
                 -------
may be given hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission (with confirming copy by overnight courier), or by a recognized overnight courier for next business day delivery, certified, registered, or express mail, postage or fees prepaid, and shall be deemed given when so delivered personally, sent by facsimile transmission with electronic confirmation of receipt or the next business day after delivered to such overnight courier or express mail service or, if mailed, five (5) days after the date of mailing, as follows:

          if to the Company, to:

               PartMiner, Inc.
               432 Park Avenue South
               12th Floor
               New York, NY  10016
               Attn:  General Counsel
               Fax:   (212) 592-5833

               with a copy to:

               Kirkpatrick & Lockhart LLP
               1251 Avenue of the Americas
               New York, NY  10020
               Attn:  Stephen R. Connoni, Esq.
               Fax:   (212) 536-3901


               if to any of the Purchasers, to the respective addresses as set forth on Schedule 11.3 hereto.
         -------------

          Any party may by notice given in accordance with this Section 11.3 to the other parties designate another address or person for receipt of notices hereunder.

          11.4.  Entire Agreement.  This Agreement (including the Schedules
                 ----------------
and Exhibits hereto) and the agreements and certificates executed in connection with the consummation of the transactions contemplated hereby (the "Agreements") embody the entire agreement and understanding of the parties with respect to the subject matter hereof and shall supersede all prior agreements and understandings, written or oral, between the parties. The parties hereby acknowledge and agree that the only representations and warranties made by the parties in connection with the transactions contemplated hereby are those expressly made in writing and contained herein. No oral representations or warranties have been made or implied by any party.

          11.5.  Waivers and Amendments.  This Agreement may be amended,
                 ----------------------
superseded or canceled only by a written instrument executed by the Company and the Purchasers. Any of the terms or conditions hereof may be waived only by a written instrument signed by the party or parties to be bound thereby. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

          11.6.  Binding Effect; Assignment.  This Agreement shall be binding
                 --------------------------
upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither this Agreement nor any rights or obligations hereunder shall be assignable (including by way of distribution or liquidation) or delegable by any party except with the prior written consent of the other party.

          11.7.  Variations in Pronouns.  All pronouns and any variations
                 ----------------------
thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

          11.8.  Counterparts.  This Agreement may be executed in two or more
                 ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

          11.9.  Headings.  The headings in this Agreement are for reference
                 --------
purposes only and shall not in any way affect or limit the meaning or interpretation of this Agreement.

          11.10.  No Strict Construction.  The language used in this Agreement
                  ----------------------
has been negotiated by the parties and shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

          11.11.  Governing Law.  This Agreement shall be governed by and
                  -------------
construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such jurisdiction.

          11.12.  No Third-Party Beneficiaries.  Except as provided in Section
                  ----------------------------
10.1 hereof, there are no intended third-party beneficiaries to this Agreement and this Agreement does not confer, and shall not be construed to confer, upon any person, other than the parties, any rights, privileges or remedies hereunder or otherwise.

          11.13.  Subsidiaries.  For purposes of this Agreement, all
                  ------------
references to the Company in this Agreement shall, unless the context specifically indicates otherwise, be deemed to be references to the Company and its subsidiaries.

          11.14.  Actions by Purchasers.  Unless otherwise specifically
                  ---------------------
provided herein, all actions or determinations required or permitted herein to be taken or made by the Purchasers, including, without limitation, Sections 6.1(b), 8, 11.2 and 11.5 hereof, shall be deemed to have been consented to by all Purchasers if Purchasers holding (or shall have agreed to purchase, as the case may be) 66 2/3% of the Preferred Shares shall agree to take such actions or make such determinations; provided, however, that no amendment of this Agreement
                          --------  -------
which has a disproportionate adverse effect on a particular Purchaser shall be effective against such Purchaser unless consented to by such Purchaser.

          11.15.  Other Engagements and Activities; Use of Name.
                  ---------------------------------------------

          (a) The investment in the Company being made by The Goldman Sachs Group, Inc. (together, with any affiliates thereof, a "GS Entity" of the "GS Entities") pursuant to the Agreements, and any subsequent investments in the Company by any GS Entity after the date hereof, is being made notwithstanding any engagement, prior to or subsequent to the date hereof, by the Company of any GS Entity as financial advisor, agent or underwriter to the Company. Notwithstanding anything in any of the Agreements to the contrary (except for Section 8.08 of the Stockholders Agreement), no GS Entity shall be restricted in any way from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, financing, asset management, trading, market making, arbitrage and other similar activities conducted in the ordinary course of its business.

          (b) Neither the Company nor any of its affiliates shall use the names of any GS Entity in any press release, notice or other publication without the prior written consent of such GS Entity, which such consent shall not be unreasonably withheld or delayed; provided, however, that such GS Entity
                                  --------  -------
acknowledges and agrees that the Company may issue a press release upon the closing of the sale of the Preferred Shares stating the total amount invested in the Company and a list of the purchasers, and may describe The Goldman Sachs Group, Inc.'s relationship with the Company in any prospectus filed by or on behalf of the Company in connection with its initial public offering.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                         PARTMINER, INC.

                         By: /s/ Daniel Nissanoff
                             ______________________________
                             Name:   Daniel Nissanoff
                             Title:  President and Chief Executive Officer

                         INTEGRAL CAPITAL PARTNERS IV, L.P.
                         By:  Integral Capital Management IV, LLC
                              its General Partner

                         By: /s/ Pamela K. Hagenah
                             ______________________________
                             Name:   Pamela K. Hagenah
                             Title:  Manager

                         INTEGRAL CAPITAL PARTNERS IV MS SIDE
                         FUND, L.P.
                         By:  Integral Capital Partners NBT, LLC
                              its General Partner

                         By: /s/ Pamela K. Hagenah
                             ______________________________
                             Name:   Pamela K. Hagenah
                             Title:  Manager

                         AGILE SOFTWARE CORPORATION

                         By: /s/ Thomas P. Shanahan
                             ______________________________
                             Name:
                             Title:

                         IMPACT VENTURE PARTNERS, L.P.

                         By: /s/ Adam Dell
                             ______________________________
                             Name:
                             Title:

                         OMI PARTNERSHIP HOLDINGS LTD.

                             /s/ A.R. Melman
                         By:________________________________________
                            Name:
                            Title:

                         GENERATION CAPITAL PARTNERS L.P.
                         By:  Generation Partners L.P., as General Partner

                              By:  Generation Capital Company LLC,
                                   as General Partner

                             /s/ Mark Jennings
                         By:________________________________________
                            Name:   Mark Jennings
                            Title:  Managing Director

                         STATE BOARD OF ADMINISTRATION OF FLORIDA
                         By: Generation Parallel Management Partners L.P., as Manager

                             By:  Generation Capital Company LLC,
                                  as General Partner

                             /s/ Mark Jennings
                         By:________________________________________
                            Name:   Mark Jennings
                            Title:  Managing Director

                         GENERATION PARALLEL MANAGEMENT
                           PARTNERS L.P.
                         By:  Generation Capital Company LLC,
                              as General Partner

                             /s/ Mark Jennings
                         By:________________________________________
                            Name:   Mark Jennings
                            Title:  Managing Director

                         BROADVIEW SLP

                             /s/ Peter Mooney
                         By:________________________________________
                            Name:
                            Title:

                         THE GOLDMAN SACHS GROUP, INC.

                             /s/ Joseph Gleberman
                         By:________________________________________
                            Name:
                            Title:

                         CAHNERS INFORMATION HOLDINGS, INC.

                             /s/ Charles Fontaine
                         By:________________________________________
                            Name:
                            Title:

                         SEACOAST CAPITAL PARTNERS LIMITED
                              PARTNERSHIP
                         By: Seacoast I Advisors LLC,
                               its General Partner

                             /s/ Eben S. Moulton
                         By:________________________________________
                            Name:
                            Title:

                         SEACOAST INVESTORS LLC

                             /s/ Eben S. Moulton
                         By:________________________________________
                            Name:
                            Title:

                         BOSTON VENTURES LIMITED PARTNERSHIP V
                         By:  Boston Ventures Management, Inc.

                             /s/ James Wilson
                         By:________________________________________
                            Name:
                            Title:

                         VULCAN SECURITIES LIMITED

                             /s/ Michael von Staudt
                         By:________________________________________
                            Name:
                            Title: